UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
State or other jurisdiction Of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas		78248
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

NuStar Marketing LLC (NuStar Marketing), a wholly owned subsidiary of NuStar Energy L.P. entered into a Peregrino Crude Oil Purchase/Sale Agreement (the “Agreement”) on November 17, 2010, with Statoil Brasil Óleo E Gas Limitada, an affiliate of Statoil ASA.

The Agreement commences on the earlier of: (i) December 31, 2011 or (ii) the date when NuStar Marketing’s affiliate, NuStar Asphalt Refining, LLC (NuStar Asphalt), is able to process the heavy Peregrino crude oil in its refinery (the “Refinery”) located in Paulsboro, New Jersey (such date of commencement, the “Commencement Date”). The Agreement terminates on the earlier of 36 months from the Commencement Date or December 31, 2014.

The Agreement requires Statoil to supply and requires NuStar Marketing to purchase an average of 10,000 barrels per day of Peregrino crude oil (the “Base Volume”) to refine at the Refinery. Pricing of the Base Volume is benchmarked to the price of Mexican Maya crude oil. In addition, under the Agreement, NuStar Marketing will have the option, until December 31, 2010, to increase the Base Volume to an average 15,000 barrels per day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.

	By:	Riverwalk Logistics, L.P., its general partner

		By:	NuStar GP, LLC, its general partner

Date: November 19, 2010	By:	/S/ AMY L. PERRY
Amy L. Perry
Vice President and Corporate Secretary